Exhibit 99.1



                    SIMTEK PRE-ANNOUNCES FOURTH QUARTER 2005

                          EXCEEDED HIGH END OF RANGE OF
                              GUIDED REVENUE TARGET


Colorado Springs, CO, February 1, 2006 - Simtek Corporation, (OTCBB:SRAM) the inventor, pioneer, and world's leading supplier of advanced nonvolatile static random access memory (nvSRAM) products today announced for the fourth quarter ending December 31, 2005 that the company exceeded its revenue guidance of between 10% and 15% growth over the third quarter of 2005 as stated previously. Net revenue for the fourth quarter was approximately $2.8 million, compared to $2.4 million for the third quarter, representing more than 15% growth, quarter over quarter. These numbers are Simtek results only and do not include any impact from the acquisition of the nvSRAM assets from ZMD.

Simtek will postpone the fourth quarter/year-end press release and conference call to allow the company and its auditors time to complete the financial integration of the asset purchase of the nvSRAM product line from ZMD as announced previously. The currently anticipated date for the press release and conference call is March 3, 2006. The additional time is needed to complete accounting-related matters with the acquisition.

About Simtek

Simtek provides one of the fastest and most reliable non-volatile memories in the market. The Simtek NVSRAM is well suited to replace SRAM, BBSRAM (Battery Backed SRAM), and FRAM (Ferroelectric RAM) and is used for storage, hard disk, copier, printer, industrial control, military, metering, telecom, medical, dotcom and automotive applications. More information about Simtek is available at www.simtek.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting



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Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent Form 10-Q and Form 8-K filings.

IR Contact:
Sheldon Lutch
Fusion IR & Communications
212-268-1816
sheldon@fusionir.com

Company Contact:
Brian Alleman,CFO
719-590-6548